UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PIMCO Mortgage Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	83-2028491
(State of incorporation or organization)	(IRS Employer Identification No.)

650 Newport Center Drive Newport Beach, California 92660	92660
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-230945

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.01 par value per share, of PIMCO Mortgage Income Trust Inc. (the “Company”) as included under the caption “Description of Stock” in the Prospectus forming a part of the Company’s Registration Statement on Form S-11, originally filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2019 (File No. 333-230945) and as subsequently amended (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. In addition, incorporated by reference herein is information relating to the common stock under the caption “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws” in the Registration Statement.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newport Beach, state of California, on the 13th day of May, 2019.

Date: May 13, 2019	PIMCO Mortgage Income Trust Inc.

	By:	/s/ Casey Newell
	Name:	Casey Newell
	Title:	Chief Executive Officer